CONSENT OF COUNSEL

          We hereby consent to the use of our name and to the reference to our firm under the caption “Trust Counsel” included in or made a part of Post-Effective Amendment No. 50 to the Registration Statement of J.P. Morgan Mutual Fund Investment Trust on Form N-1A (Nos. 033-09421 and 811-05526) under the Securities Act of 1933, as amended.

/s/ Ropes & Gray LLP
ROPES & GRAY LLP

Washington, D.C.
October 24, 2006